UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amerant Bancorp Inc. (“Amerant” or the “Company”) announced on its earnings call earlier today, April 21, 2023, the promotion of Carlos Iafigliola, Senior Executive Vice President and Chief Financial Officer (“CFO”), to Senior Executive Vice President and Chief Operating Officer (“COO”). This promotion is effective immediately. Mr. Iafigliola will continue to serve as CFO until such time that his successor is announced.

Mr. Iafigliola, age 46, was appointed Senior Executive Vice President in January 2023. He was named CFO in May 2020 after having served as Interim CFO from March to May 2020. As CFO, Mr. Iafigliola is responsible for Amerant’s financial management, including treasury, financial reporting and accounting, financial analysis, investor relations & sustainability, loan operations, internal controls and corporate tax. He chairs the Board of Amerant Investments, Inc., chairs the Asset-Liability Committee of Amerant Bank, N.A. and is member of the Board of Amerant Mortgage, LLC. He was recently appointed as member of the Investment Committee of United Way Miami.

Prior to his appointment as Interim CFO, Mr. Iafigliola served as Senior Vice President and Treasury Manager from 2015 to May 2020. He was responsible for balance sheet management and overall supervision of the company’s Treasury functions, including management of the investment portfolio, professional funding and relationships with regulatory agencies and financial markets participants.

Mr. Iafigliola’s tenure at Amerant began in 2004, and he has held various management positions in the Treasury area. Prior to joining Amerant, he served in senior roles in Market Risk at Banco Mercantil, a subsidiary of Mercantil Servicios Financieros (MSF), from 2000 to 2004. He joined MSF in April 1998.

Mr. Iafigliola earned a degree in Economics from Universidad Católica Andrés Bello in Caracas, Venezuela in 1998 and a Masters in Finance from Instituto de Estudios Superiores de Administración (IESA). In 2003 he was also part of Miami Leadership Program cohort 2011.

There are no arrangements or understandings between Mr. Iafigliola and any other persons in connection with his appointment as COO. No family relationship exists between Mr. Iafigliola and any of Amerant’s directors or executive officers. There are no related-party transactions in which Mr. Iafigliola or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary